Consent to Action in Lieu of A Special Meeting of the Shareholders of Laredo Resources Corp.

The undersigned, being all the shareholder(s) of a majority of the shares of voting stock issued and outstanding of Laredo Resources Corp., a Nevada corporation (the "Corporation"), acting by written consent without a meeting pursuant to the NRS Chapter 78, do hereby adopt the following resolutions with the same force and effect as if such resolutions had been duly presented and adopted at a special meeting of the shareholder(s) of the Corporation duly called and held on April 4, 2014:

WHEREAS, the Corporation desires to amend and restate its articles of incorporation and bylaws,

WHEREAS, the Board of Directors has deemed it advisable to amend the Total Authorized Common Stock to 3,000,000,000;

NOW, THEREFORE, be it:

RESOLVED, the Articles of Incorporation and Bylaws of the Corporation have been restated,

RESOLVED, the Total Authorized Common Stock is increased to 3,000,000,000;

FURTHER RESOLVED, that the Officers of the Corporation hereby are, and each of them with the full authority to act without the others hereby is, authorized, in the name and on behalf of the Corporation, to execute all other documents necessary to facilitate the actions of the Corporation as described herein, including making the necessary adjustments to the financial statements of the Corporation.

EXECUTED, as of the 4th day of April, 2014 by a majority of shareholder consent.

Signed: ____________________________

Robert Gardner, Majority Shareholder